UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2014

NORSTRA ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181042	27-0833279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Exchange Blvd., Suite 400, South Lake, Texas		76092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 474-8077

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement com munications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On June 16, 2014 Norstra Energy Inc. (‘we”, “us”, “our’, the “Company”) entered into a Farm-In  Agreement dated June 6 ,2014 with BNV Energy Company LLC (“BNV”) of Houston, Texas and Super Nova Petroleum Corp. (“Super Nova”), a British Columbia based resource exploration and production company

Previously, in January 16, 2014, we entered into a farm-out and option agreement pursuant to which ew granted to Super Nova the option earn an 80% working interest in our Milford Colony oil & gas leases located in the county of Lewis and Clark, Montana.  Norstra holds option to acquire a 100% working interest in the approximately 10,000 acre Milford Colony lands.  Pursuant to the new Agreement, BNV shall have the option to earn at 60% working interest in roughly 5,382 acres of the Milford Colony lands currently optioned by Super Nova.

To earn the 60% interest, BNV is required to drill two (2) natural gas wells on the Milford Colony lands at an aggregate cost of approximately $1,000,000.  BNV shall have until September 30th, 2014, to secure financing for the first well, whereupon it will be entitled to receive warrants to purchase 4,000,000 common shares of Norstra exercisable for two years at $0.125 per share during year 1 and $0.15 per share during year two.  No warrants will be issuable if the $400,000 budget for the first well is not paid into escrow by September 30, 2014.   Funding of the second well must be secured by June 15, 2015.  Upon completion of each well, BNV shall have earned the 60% working interest in relation to the lease tract associated with that well with no further drilling or carry obligations.

If the wells are commercially viable, BNV will be required to construct a gas gathering system which will collect natural gas for the wells, and feeds it to the 16” Northwestern Energy pipeline close by the project.  The total AFE cost that BNV will be required to spend for the gathering system is approximately $500,000 US dollars.  BNV will retain ownership of the gathering system, provided that Norstra shall have an option to purchase the system and to charge a fee for its use.

The above description of the June 6, 2014 Farm-In Agreement is a summary only and is qualified entirely by the full text of the agreement included in Exhibit 10.1 of this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Our board of directors accepted the resignation of Dallas Kerkenezov as Chief Financial Officer of the Company with effect as at March 20, 2014.  Mr. Kerkenezov’s resignation did not result from any disagreements with the Company regarding our operations, policies, practices or otherwise.

Item 9.01 Financial Statements and Exhibits

10.1 Farm-In Agreement with BNV Energy Company LLC and Super Nova Petroleum Corp. dated June 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORSTRA ENERGY, INC.

/s/ Glen Landry
Glen Landry
President and Director
Date: June 21, 2014